UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
to

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	99-0148992
(State of Incorporation)	(I.R.S. Employer Identification No.)

130 Merchant Street
Honolulu, Hawaii	96813
(Address of Principal	(Zip Code)
Executive Offices)

BANK OF HAWAII CORPORATION
2005 AMENDED AND RESTATED DIRECTOR STOCK COMPENSATION PLAN
(Full title of the plan)

Mark A. Rossi
Vice Chairman and Chief Administrative Officer
Bank of Hawaii Corporation
130 Merchant Street
Honolulu, Hawaii 96813
(Name and address of agent for service)

(808) 694-8366
(Telephone number, including area code)

Copy to:

Brian DeFoe, Esq.
Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101-2338

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Deregistration of Securities

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed by Bank of Hawaii Corporation (the “Company”) on April 24, 2015 (File No. 333-02835) (the “Registration Statement”) is being filed for the purpose of deregistering the remaining shares of the Company’s Common Stock and the associated plan interests that were originally registered for issuance under the Bank of Hawaii Corporation 2005 Amended and Restated Director Stock Compensation Plan (the “Prior Plan”).

On April 24, 2015, the stockholders of the Company approved the Bank of Hawaii Corporation 2015 Director Stock Compensation Plan (the “New Plan”) and on April 24, 2015, the Prior Plan was terminated. Accordingly, the Company hereby deregisters 96,930 shares of the Company’s Common Stock (the “Carried-Over Shares”), which represents the shares that remained unissued and available under the Prior Plan and the Registration Statement immediately prior to April 24, 2015, the effective date of the New Plan. The Company is concurrently filing a Registration Statement on Form S-8 to register the Carried-Over Shares for issuance pursuant to the New Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibit listed on the Exhibit Index of this Registration Statement on page 5 is filed herewith or is incorporated herein by reference to other filings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned in the City and County of Honolulu, State of Hawaii, on April 24, 2015.

BANK OF HAWAII CORPORATION

By:	/s/ Mark A. Rossi
Mark A. Rossi, Vice Chairman and Chief Administrative Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on April 24, 2015.

/s/ Peter S. Ho	/s/ Kent T. Lucien
Peter S. Ho, Chairman of the Board, Chief Executive Officer and President	Kent T. Lucien, Director Vice Chairman and Chief Financial Officer

/s/ Dean Y. Shigemura	*
Dean Y. Shigemura, Senior Executive Vice President, Controller and Principal Accounting Officer	S. Haunani Apoliona, Director

*	*
Mary G. F. Bitterman, Director	Mark A. Burak, Director

*	*
Michael J. Chun, Director	Clinton R. Churchill, Director

*
Robert Huret, Director	Victor K. Nichols, Director

*
Martin A. Stein, Director	Donald M. Takaki, Director

*	*
Barbara J. Tanabe, Director	Raymond P. Vara, Jr., Director

*
Robert W. Wo, Director

*    The undersigned, by signing his name hereto, signs and executes this Registration Statement pursuant to the Power of Attorney executed by the above named Directors and Officers and filed with the Securities and Exchange Commission.

By:	/s/ Mark A. Rossi
Mark A. Rossi, Attorney-in-Fact

Exhibit Index.

24.1    Power of Attorney.